EXHIBIT 5.1 - OPINION OF STEPP LAW GROUP
----------------------------------------

STEPP LAW GROUP
A PROFESSIONAL CORPORATION
1301 DOVE STREET, SUITE 460
NEWPORT BEACH, CALIFORNIA, 92660-2422
TELEPHONE:  949.660.9700
FACSIMILE:    949.660.9010


                    Opinion of Counsel and Consent of Counsel


October 4, 2002

Board of Directors
Branson Jewelry (USA), Inc.
1122 6th Avenue North
Seattle, Washington 98109

     Re:   Registration Statement on Form SB-2
           -----------------------------------

Ladies and Gentlemen:

As counsel to Branson Jewelry (USA), Inc., a Nevada corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 11,387,500 shares of the Company's $.001 par value common stock owned by the selling security holders ("Registration
Statement") ("Shares"). As counsel to the Company, we have examined such documents of the Company, and made inquiries of such representatives of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations and inquiries, we are of the opinion that the Shares have been and are duly authorized, validly issued, fully paid and non-assessable shares of the common stock of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit, and, in fact, we hereby deny, that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

Other than as provided herein, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) relates only to matters of United States federal securities law, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

Sincerely,


/s/ Thomas E. Stepp, Jr.
-------------------------
Stepp Law Group